Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

May 14, 2013

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway, Suite 200

Addison, Texas 75001

Ladies and Gentlemen:

We hereby consent to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm under the heading “Glossary of Selected Oil and Natural Gas Terms”, “Part I. – Item 1. Business” and “Part I – Item 2. Properties” of the Annual Report on Form 10-K for the year ended December 31, 2012, of TransAtlantic Petroleum Ltd. (“TransAtlantic”) to be filed with the U.S. Securities and Exchange Commission on or about May 14, 2013 (the “Annual Report”), including any amendments thereto, and to the inclusion of our third-party letter report dated February 28, 2013, containing our opinion on the proved, probable and possible reserves attributable to certain properties owned by TransAtlantic as of December 31, 2012.

We hereby further consent to the incorporation by reference of the foregoing in the Registration Statement on Form S-8 (No. 333-162814) of TransAtlantic.

Very truly yours,

/s/ DeGOLYER and MaCNAUGHTON

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716